Not Valid Unless Signed by an Eligible Institution.

FIRST NATIONAL OF NEBRASKA

Notice of Guaranteed Delivery
of Shares of Common Stock
Relating to First National's
Offer to Purchase for Cash
Shares of its Common Stock
Held by Holders of 99 or Fewer Shares
At a Purchase Price of $3,500 Net Per Share

            This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

  (a)
  certificates for shares of common stock (the "Shares") of First National of Nebraska are not immediately available; or

  (b)
  time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in "The Tender Offer—Expiration and Extension of the Tender Offer; Amendment" section of the Offer to Purchase, as defined below).

            This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, overnight courier, telegram or facsimile transmission to the Depositary by the Expiration Date. See "The Tender Offer—Procedure for Tendering Shares" in the Offer to Purchase.

DEPOSITARY:

FIRST NATIONAL BANK OF OMAHA

First National Bank of Omaha
Trust Department
1620 Dodge Street
Omaha, Nebraska 68197
Attention: Jon Doyle

Telephone Number: (800) 228-4411, (ext. 3465) (toll free)
or (402) 341-0500, (ext. 3465)
Facsimile Number: (402) 341-6556

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to First National of Nebraska at the price of $3,500 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 6, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged,                  Shares of common stock (the "Shares"), pursuant to the guaranteed delivery procedure set forth under "The Tender Offer—Procedure for Tendering Shares" in the Offer to Purchase.

Please call Keefe, Bruyette & Woods, Inc., the dealer manager for the tender offer, for assistance in completing this form toll-free at (877) 298-6520.

  Certificate Nos. (if available):

  Name(s):

  (Please Print)

  Address(es):

  City State Zip Code

  Area Code and

  Telephone Number:

  SIGN HERE

  Dated:     ,  2002

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at its address set forth above within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

Name of Firm:
Authorized Signature

Address:	Name:

Title:

Zip Code:

Area Code and
Telephone Number:	Dated: , 2002

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.